SUTHERLAND, ASBILL & BRENNAN, L.L.P.
       Atlanta  o   Austin   o   New York  o   Washington

1275 PENNSYLVANIA AVENUE, N.W.                     TEL:  (202) 383-0100
 WASHINGTON, D.C.  20004-2404                      FAX:  (202) 637-3593
       STEPHEN E. ROTH
 DIRECT LINE: (202) 383-0158
 Internet: sroth@sablaw.com
                              March 11, 1997



VIA EDGARLINK
-------------

Board of Directors
First Golden American Life Insurance Company of New York
230 Park Avenue, Suite 966
New York, NY  10017

Ladies and Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of Amendment No. 1 to the registration statement on Form S-1 for First Golden American Life Insurance Company of New York (File No. 333-16279). In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.

                                   Very truly yours,

                                   SUTHERLAND, ASBILL & BRENNAN




                                   By: /s/Stephen E. Roth
                                       ------------------
                                       Stephen E. Roth
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